UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2015

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2015, Alexander & Baldwin, Inc. (the “Company”) announced that Stanley M. Kuriyama, Chairman of the Board and Chief Executive Officer, plans to retire as Chief Executive Officer on December 31, 2015; he will continue to serve the Company as Chairman of the Board. The position of Chairman of the Board will remain an executive position with the Company. Effective January 1, 2016, Christopher J. Benjamin, President and Chief Operating Officer of the Company and President of A & B Properties, Inc., will succeed Mr. Kuriyama as Chief Executive Officer (principal executive officer).

Mr. Benjamin, age 52, prior to being appointed President and Chief Operating Officer of the Company on June 26, 2012 and President of A & B Properties, Inc. on September 1, 2011, served as President of the Company’s Land Group, a position which he had held from September 2011 through June 2012; Treasurer of the Company's predecessor, a position which he had held from May 2006 through August 2011; Senior Vice President of the Company’s predecessor, a position which he had held from July 2005 through August 2011; Chief Financial Officer of the Company’s predecessor, a position which he had held from February 2004 through August 2011; and Plantation General Manager, Hawaiian Commercial & Sugar Company, a position which he had held from March 2009 through March 2011. To reflect his increased responsibilities as Chief Executive Officer, effective January 1, 2016, Mr. Benjamin will be (i) paid a base salary of $600,000, (ii) eligible to earn a target bonus in 2016, equal to 100 percent of his base salary upon the achievement of certain corporate and business unit objectives, under the Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan, as approved by the Compensation Committee in February 2016, and (iii) eligible to receive a long-term incentive (equity) grant of $900,000 in 2016 under the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan, subject to approval by the Compensation Committee in January 2016.

In consideration of his executive duties and responsibilities as Executive Chairman of the Board of Directors, Mr. Kuriyama will receive, for calendar year 2016, cash compensation of $385,000 and be eligible to receive an equity grant in the amount of $135,000, subject to approval by the Compensation Committee in January 2016. Beginning with the 2016 performance period, Mr. Kuriyama will no longer be eligible for any award under the Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan.

A copy of the Company’s press release relating to these management changes is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1   Press Release issued by Alexander & Baldwin, Inc. on July 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2015

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller